                                                                   Exhibit 10.20





                        HILB, ROGAL AND HAMILTON COMPANY




                                SENIOR EXECUTIVE

                            EMPLOYMENT AGREEMENT WITH

                             MARTIN L. VAUGHAN, III

                              EMPLOYMENT AGREEMENT
                              --------------------


         THIS AGREEMENT, effective the 1st day of December, 2001, by and between MARTIN L. VAUGHAN, III, an individual residing in the County of Henrico, Virginia (the "Executive"), and HILB, ROGAL AND HAMILTON COMPANY, a Virginia corporation with corporate offices located at 4951 Lake Brook Drive, Suite 500, Glen Allen, Virginia 23060 (the "Company").

         WHEREAS, the Company desires to continue to employ the Executive as its President and Chief Operating Officer and wants to assure itself of the benefit of the Executive's services and experience; and

         WHEREAS, the Executive is willing to continue in the employ of the Company upon the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the premises and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

I.       TERM OF EMPLOYMENT.
         ------------------

         (A) The term of the employment of the Executive under this Agreement shall be for the period commencing on December 1, 2001 , and ending on May 31, 2005; provided, however, that commencing on May 31, 2004, and on each annual anniversary of such date (such date and each annual anniversary being hereinafter referred to as the "Renewal Date") unless previously terminated, the term of employment shall automatically extend so as to terminate two (2) years from such Renewal Date, unless notice that the term of employment will not be extended is given by either party to the other at least 60 days prior to the Renewal Date.

         (B) Notwithstanding the foregoing provision (A) of this Section I., the term of employment of the Executive under this Agreement shall be subject to earlier termination by:

                  (1) determination of disability of the Executive pursuant to
         Section IV.; or

                  (2) dismissal of the Executive from his position as President and Chief Operating Officer pursuant to resolution by the Board of Directors of the Company, or failure or refusal of the Board of Directors to re-elect the Executive to the position of President and Chief Operating Officer;

                  (3)      resignation by Executive; or

                  (4)      death of the Executive;

         PROVIDED, however, that

                           (i) in the event of termination for determination of
                  disability pursuant to Paragraph (1) above, Section IV. shall apply;

                           (ii) in the event of termination pursuant to
                  Paragraph (2) above for Proper Cause (as defined in Section V.(A)) or pursuant to Paragraph (3) above for other than Good Reason (as defined in Section VI.(A)), Section V.(B) shall apply;

                           (iii) in the event of termination pursuant to
                  Paragraph (2) above without Proper Cause or pursuant to Paragraph (3) above for Good Reason, Section VI.(B) shall apply;

                           (iv) in the event of retirement of the Executive upon
                  the expiration of the term set forth in Section I.(A), Section VII shall apply; or

                           (v) in the event of termination due to the death of
                  the Executive pursuant to Paragraph (4) above, Section VIII. shall apply.

II.      SERVICES TO BE RENDERED.
         -----------------------

         The Company agrees to employ the Executive as the President and Chief Operating Officer of the Company, subject to the terms, conditions and provisions of this Agreement. The Executive hereby accepts such employment and agrees that he shall devote the same degree of skill and diligence in rendering services to the Company under this Agreement as he applied during his prior employment by the Company. The Executive agrees that his employment as President and Chief Operating Officer of the Company pursuant to this Agreement is a full time position. Notwithstanding the foregoing, the Executive may devote a reasonable amount of his time to serving as an officer and director of other companies affiliated with the Company; to his personal investments and business affairs, including service as a director of unaffiliated companies; and to civic, political and charitable activities; PROVIDED HOWEVER, the Executive shall not accept any position as a director of any unaffiliated for-profit business organization, other than positions presently held by him, without prior approval of the Board of Directors of the Company (which approval will not be unreasonably withheld).

III.     COMPENSATION.
         ------------

         In consideration for the services rendered to the Company under this Agreement, the Company shall pay and provide to the Executive the following compensation and benefits:

         (A)      SALARY.
                  ------

         The Company shall pay the Executive an annual base salary of $385,000, payable in twelve equal monthly installments on the last business day of each calendar month. This annual base salary shall be reviewed annually by the Compensation Committee of the Board of Directors (the "Compensation Committee") to consider appropriate increases, but in no event shall the amount of the base salary be reduced.


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         (B)      ANNUAL INCENTIVE BONUS.
                  ----------------------

         In addition to the base salary to be paid to the Executive under
Section III.(A), the Executive may also be entitled to an annual incentive bonus as established and modified, from time to time, by the Compensation Committee.

         (C)      ANCILLARY BENEFITS.
                  ------------------

         The Executive shall also be entitled to vacations, participation in the Company's Profit Sharing Savings Plan (401K), Executive Voluntary Deferral Plan and Supplemental Executive Retirement Plan, sick leave benefits, post-retirement benefit plan, and all other ancillary benefits provided by the Company, including, but not limited to, group life, health and disability insurance coverage, consistent with the compensation policies and practices of the Company from time to time prevailing with respect to persons who are executive officers of the Company.

         (D) The Executive shall receive such stock option awards each year as determined by the Compensation Committee in its sole discretion.

IV.      DISABILITY.
         ----------

         (A) The term of employment of the Executive may be terminated at the election of the Company upon the Board of Director's receiving evidence that the Executive is disabled as that term is defined in the Group Long Term Disability Insurance Certificate and Summary Plan Description for the Company's Group Disability Plan.

         (B) In the event of such termination for disability, the Company shall thereupon be relieved of its obligations to pay any compensation and benefits under Section III., except for accrued and unpaid items, but shall, in addition, pay to the Executive such disability compensation as set forth in any disability plan established by the Company for its executive officers.

V.       TERMINATION FOR PROPER CAUSE OR WITHOUT GOOD REASON.
         ---------------------------------------------------

         (A) The occurrence of any of the following events shall constitute "Proper Cause" for termination of the employment of the Executive under this Agreement, at the election of the Board of Directors of the Company:

                  (1) the Executive shall voluntarily resign as a director, officer or employee of the Company or any of its affiliates without the written consent of the Board of Directors of the Company;

                  (2) the Executive shall breach this Agreement in any material respect and fail to cure such breach within sixty (60) calendar days after receiving written notice of such breach from the Company; or

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                  (3) the commission of a fraud, or other criminal act, by the
         Executive directly involving the Company or any of its affiliates which would constitute a felony if prosecuted under criminal law;

                  PROVIDED, HOWEVER, the inability of the Executive to achieve favorable results of operations shall clearly not be deemed Proper Cause for termination hereunder.

         (B) In the event of termination of the Executive's employment by the Company pursuant to Section I.(B)(2) for Proper Cause or by the Executive pursuant to Section I.(B)(3) other than for Good Reason (as defined in Section VI.(A)), the Company shall thereupon be relieved of its obligations to pay any compensation and benefits under Section III., except for accrued and unpaid items.

VI.      TERMINATION FOR GOOD REASON OR WITHOUT PROPER CAUSE.
         ---------------------------------------------------

         (A) The occurrence of any of the following events shall constitute "Good Reason" for termination of employment by Executive:

                  (1) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section II. of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                  (2) any failure by the Company to comply with any of the provisions of Section III. of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

                  (3) the Company's requiring the Executive to be principally based at any office or location other than within the Richmond, Virginia metropolitan area.

         (B) In the event of termination of the Executive by the Company pursuant to Section I.(B)(2) without Proper Cause or by the Executive pursuant to Section I.(B)(3) for Good Reason, the Company shall thereafter be and remain obligated to the Executive (or his estate or designated beneficiary) for the following:

                  (1) continuation of the compensation and benefits provided under Section III.(A) and III.(B) and such benefits under III.(C) as are payable to a terminated employee until expiration of the term of employment established by Section I.(A) or for one (1) year, whichever is greater;

                  (2) immediate full vesting of all unvested stock options and awards of restricted stock;

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                  (3) immediate full vesting of all benefits in the Company's
Supplemental Executive Retirement Plan; and

                  (4) the transfer to the Executive of the Company's interest in the Split Dollar Agreement between the Company and the Executive dated April 1, 1999 and any subsequent split dollar agreements, including the transfer to the Executive of the Company's interest in the underlying insurance policies.

         (C) In the event of a dispute as to whether Executive was terminated for or without Proper Cause, or for or without Good Reason, or regarding the amount of compensation Executive is entitled to receive under this Section VI., the Company shall be obligated to continue to pay to the Executive (or his estate or designated beneficiary) all of the compensation and benefits reserved under this Section VI. until the dispute is resolved by an arbitrator pursuant to Section XVIII. hereof.

         (D) For purposes of calculating the annual incentive bonus payable under Section III.(B), the Company shall make to the Executive (or his estate or designated beneficiary), an annual payment equal to the greater of (i) the highest annual incentive bonus payment received by Executive pursuant to Section III.(B) for the last four (4) fiscal years prior to the date of termination or
(ii) fifty percent (50%) of his annual base salary.

VII.     RETIREMENT AT EXPIRATION OF THE TERM OF CONTRACT.
         ------------------------------------------------

         In the event Executive elects to retire upon expiration of the term set forth in Section I.(A), all unvested stock options and grants of restricted stock shall immediately vest, the Executive shall become fully vested in the Company's Supplemental Executive Retirement Plan and the Company shall forfeit its interest in the Split Dollar Life Agreement between the Company and the Executive dated April 1, 1999 and any subsequent split dollar agreements and the underlying insurance policies.

VIII.    DEATH.
         -----

         In the event of termination of the Executive's employment pursuant to
Section I.(B)(4) above, the Company shall pay the Executive's estate or designated beneficiary such death benefits as may be set forth in any life insurance plan established by the Company for its executive officers.

IX.      CONFIDENTIALITY.
         ---------------

         For purposes of this Agreement, "Confidential Information" shall mean any information of a proprietary or confidential nature and trade secrets of the Company and its affiliates relating to the business of the Company and its affiliates that have not previously been publicly released by duly authorized representatives of the Company. The Executive agrees to regard and preserve as confidential all Confidential Information pertaining to the Company's business that has been or may be obtained by the Executive in the course of his employment with the Company, whether


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he has such information in his memory or in writing or other physical form. The
Executive shall not, without written authority from the Company to do so, use for his personal benefit or his personal purposes, unrelated to business of the Company, nor disclose to others, either during the term of his employment hereunder or thereafter, except as required by the conditions of his employment hereunder, any Confidential Information of the Company. This provision shall not apply after the Confidential Information has been voluntarily disclosed to the public by a duly authorized representative of the Company, independently developed and disclosed by others, or otherwise enters the public domain through lawful means.

X.       REMOVAL OF DOCUMENTS OR OBJECTS.
         -------------------------------

         The Executive agrees not to remove from the premises of the Company, except as an employee of the Company in pursuit of the business of the Company or any of its affiliates, or except as specifically permitted in writing by the Company, any document or object containing or reflecting any Confidential Information of the Company. The Executive recognizes that all documents or material containing Confidential Information developed by him or by someone else in the course of employment by the Company, are the exclusive property of the Company.

XI.      NONPIRACY COVENANTS.
         -------------------

         (A) For the purpose of this Agreement, the following terms shall have the following meanings:

                  (1) "HRH Customers" shall be limited to those customers of the Company or its affiliates for whom there is an insurance policy or bond in force or to or for whom the Company or its affiliates are rendering services as of the date of termination of the Executive's employment;

                  (2) "Affiliates of the Company" shall mean each of the subsidiary corporations of Hilb, Rogal and Hamilton Company engaged in business as an insurance agency as of the date of termination of the Executive's employment;

                  (3) "Prohibited Services" shall mean services in the fields of insurance performed by the Company or its affiliates, their agents or employees in any other business engaged in by the Company or its affiliates on the date of termination of the Executive's employment. "Fields of Insurance" does not include title insurance, but does include all lines of insurance sold by the Company or its affiliates, including, without limitation, property and casualty, life, group, accident, health, disability, and annuities;

                  (4) "Restricted Period" shall mean: (i) in the case of termination by the Company for Proper Cause or by the Executive without Good Reason, the period of two (2) years immediately following the date of termination of the Executive's employment; and (ii) in the case of termination by the Company without Proper Cause or by the Executive for Good Reason, the period following the date of termination of the Executive's employment during which the Executive is receiving compensation under this Agreement.

                                      -6-
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         (B) The Executive recognizes that over a period of many years the
Company has developed, at considerable expense, relationships with, and knowledge about, Customers which constitute a major part of the value of the Company. During the course of his employment by the Company, the Executive will either have substantial contact with, or obtain substantial knowledge about, these Customers. In order to protect the value of the Company's business, the Executive covenants and agrees that, in the event of the termination of his employment for any reason, whether voluntary or involuntary and whether with or without Proper Cause or Good Reason, he shall not, directly or indirectly, for his own account or for the account of any other person or entity, as an owner, stockholder, director, employee, partner, agent, broker, consultant or other participant during the Restricted Period:

                  (1) solicit a Customer for the purpose of providing Prohibited Services to such Customer; and

                  (2) accept an invitation from a Customer for the purpose of providing Prohibited Services to such Customer.

         Subsections (1) and (2) are separate and divisible covenants; if for any reason one covenant is held to be illegal, invalid or unenforceable, in whole or in part, the remaining covenant shall remain valid and enforceable and shall not be affected thereby. Further, the periods and scope of the restrictions set forth in any such subsection shall be reduced by the minimum amount necessary to reform such subsection to the maximum level of enforcement permitted to the Company by the law governing this Agreement. Additionally, the Executive agrees that no separate geographic limitation is needed for the foregoing nonpiracy covenants as such are not a prohibition on the Executive's employment in the insurance agency business and are already limited to only those entities which are included within the definition of "Customer."

XII.     NONRAIDING OF EMPLOYEES.
         -----------------------

         The Executive covenants that during his employment hereunder and the Restricted Period specified in Section XI. hereof, he will not solicit, induce or encourage for the purposes of employing or offering employment to any individuals who, as of the date of termination of the Executive's employment, are employees of the Company or its affiliates, nor will he directly or indirectly solicit, induce or encourage any of the Company's or its affiliates' employees to seek employment with any other business, whether or not the Executive is then affiliated with such business.

XIII.    NOTIFICATION OF FORMER AND NEW EMPLOYMENT.
         -----------------------------------------

         During the term of this Agreement and the Restricted Period specified in Section XI. hereof, the Executive covenants to notify any prospective employer or joint venturer, which is a competitor of the Company of this Agreement with the Company; and if the Executive accepts employment or establishes a relationship with such competitor, the Executive covenants to notify the Company immediately of such relationship. If the Company reasonably believes that the Executive is affiliated or employed by or with a competitor of the Company during the Restricted Period, then


                                      -7-
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the Executive grants the Company the right to forward a copy of this Agreement to such competitor.

XIV.     LIQUIDATED DAMAGES.
         -------------------

         (A) If the Executive breaches Sections X. or XI. of this Agreement, the Company may, at its sole option, seek liquidated damages with respect to each Customer procured by or through the Executive, directly or indirectly, in violation of Sections X. or XI. of this Agreement (with such Customers being hereafter referred to as "Lost Customers"). The Executive acknowledges that it would be difficult to calculate damages incurred by the Company in the event of such a breach and that the following liquidated damages clause, when so elected by the Company, is necessary and reasonable for the protection of the Executive. The Executive also acknowledges that the Company, at its sole option, may or may not choose to exercise this liquidated damages provision as to some or all Lost Customers. Whether or not the Company seeks liquidated or actual damages, the Company shall retain the right to obtain injunctive relief with respect to any Lost Customer and with respect to any other actions by the Executive which breach this Agreement. Finally, the Executive acknowledges that he has no right whatsoever to force the Company to exercise this liquidated damages provision, and that such choice remains entirely the Company's. Liquidated damages shall be calculated as follows:

                  (1) A Lost Customer shall be valued at 150% of the gross revenue to the Company in the most recent twelve (12) month period preceding the date of loss of such account. If such Lost Customer had not been a Customer of the Company for an entire twelve (12) month period, such liquidated damages shall be 150% of the gross revenue which would have been, in the absence of a breach by the Executive, realized by the Company in the initial twelve (12) month period of such Customer being served by the Company.

                  (2) The Executive acknowledges that the foregoing damage amounts are fair and reasonable, that an industry rule of thumb for the valuation of any agency is 150% of revenue and that, on the margin, selected accounts may be worth much more than 150% of their annual revenue to an agency.

         (B) The Executive shall pay such liquidated damages to the Company within ninety (90) business days after a final order is entered by the Arbitrator and received by the Executive ordering the Executive to make such payment. Thereafter, such liquidated damages shall bear interest at the prime rate of interest in effect at the Bank of Virginia. The Executive acknowledges that a broker of record letter granted during the Restricted Period, if applicable, by a Customer in favor of the Executive or any person or entity with whom or which the Executive is directly affiliated shall be PRIMA FACIE evidence of a violation of Section XI. of this Agreement and establishes a rebuttable presumption in favor of the Company that Section XI. of this Agreement has been violated by the Executive. Further, the Executive acknowledges that if the Restricted Period is applicable to him, he has an affirmative duty to inform such Customer that he cannot accept its business until after the Restricted Period.

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

         (C) The Executive agrees that the foregoing remedies shall be cumulative and not exclusive, shall not be waived by any partial exercise or nonexercise thereof and shall be in addition to any other remedies available to the Company at law or in equity.

XV.      TOLLING OF RESTRICTIVE COVENANTS DURING VIOLATION.
         -------------------------------------------------

         If a material breach by the Executive of any of the restrictive covenants of this Agreement occurs, the Executive agrees that the restrictive period of each such covenant so materially violated shall be extended by a period of time equal to the period of such material violation by the Executive. It is the intent of this Section that the running of the restricted period of a restrictive covenant shall be tolled during any period of material violation of such covenant so that the Company shall get the full and reasonable protection for which it contracted and so that the Executive may not profit by his material breach.

XVI.     NOTICES.
         -------

         All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

         (A)      If to the Company, to it at the following address:

                  4951 Lake Brook Drive, Suite 500
                  Glen Allen, Virginia 23060
                  Attn:  Chairman of the Board

         (B)      If to the Executive, to him at the following address:

                  3809 Rupert Lane
                  Richmond, Virginia 23233

or to such other place as either party shall have specified by notice in writing to the other. A copy of any notice or other communication given under this Agreement shall also be sent to the Secretary and the Treasurer of the Company addressed to such officers at the then principal office of the Company.

XVII.    GOVERNMENTAL REGULATION.
         -----------------------

         Nothing contained in this Agreement shall be construed so as to require commission of any act contrary to law and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, order or regulation, the latter shall prevail, but in such event any such provision of this Agreement shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

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XVIII. ARBITRATION.
       -----------

         Any dispute or controversy as to the interpretation, construction, application or enforcement of, or otherwise arising under or in connection with this Agreement, shall be submitted at the request of either party hereto for mandatory, final and binding arbitration in the City of Richmond, Virginia, in accordance with the commercial arbitration rules then prevailing of the American Arbitration Association. The Company and Executive waive the right to submit any controversy or dispute to a Court and/or a jury. Any award rendered therein shall provide the full remedies available to the parties under the applicable law and shall be final and binding on each of the parties hereto and their heirs, executors, administrators, successors and assigns and judgment may be entered thereon in any court having jurisdiction. The prevailing party in any such arbitration shall be entitled to an award by the arbitrator of all reasonable attorneys' fees and expenses incurred in connection with the arbitration.

XIX.     INDEMNIFICATION BY THE COMPANY.
         ------------------------------

         The Company shall defend, indemnify and hold harmless the Executive to the fullest extent permitted by the laws of the Commonwealth of Virginia, against any all claims, causes of actions, damages and expenses (including all legal fees and expenses) in any threatened, pending or completed action, arising out of or relating in any way to action or conduct by the Executive by reason of the fact that he was a representative of the Company or was serving at the request of the Company or acts or conduct within the course of his employment pursuant to this Agreement or in his capacity as a director of the Company. If the Company contends that any action or conduct by the Executive was not within the course of his employment or is otherwise not subject to this provision, the Company shall pay to the Executive all defense costs and expenses to defend such an action and shall only be entitled to reimbursement of such fees and expenses if after a final adjudication, including all available appeals, there is a holding that the Executive was not entitled to the defense and indemnification under this provision.

XX.      GOVERNING LAW.
         -------------

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

XXI.     DIVISIBILITY.
         ------------

         Should an arbitrator declare any provision of this Agreement to be invalid, such declaration shall not affect the validity of the remaining portion of any such provision or the validity of any other term or provision of this Agreement as a whole or any part thereof, other than the specific portion declared to be invalid.

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XXII. HEADINGS.
      --------

         The headings to the Sections and Paragraphs of this Agreement are for convenience of reference only and in case of any conflict the text of this Agreement, rather than the headings, shall control.

XXIII. SUCCESSORS AND ASSIGNS.
       ----------------------

         This Agreement is binding upon and shall inure to the benefit of the successors and assigns of the Company and the heirs, executors and legal representatives of the Executive.

XXIV. ENTIRE AGREEMENT.
      ----------------

         This Agreement contains the entire understanding of the parties with respect to the subject matter contained herein and supersedes all prior agreements, arrangements and understandings relating to the subject matter and may only be amended by a written agreement signed by the parties hereto or their duly authorized representatives.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



WITNESS:


         /s/ Dena Higgins                      /s/ Martin L. Vaughn, III
------------------------------------      ------------------------------------
                                                  Martin L. Vaughan, III


ATTEST:                                   HILB, ROGAL and HAMILTON
                                          COMPANY

        /s/                               By:      /s/ Timothy J. Korman
------------------------------------         ---------------------------------
                                             Its: Executive Vice President -
                                                  Finance and Administration


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